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                                                                    EXHIBIT 11.1



                                     COPART, INC.

                         COMPUTATION OF NET INCOME PER SHARE
                                     (unaudited)

                                                         Three months ended April 30,  Nine months ended April 30,
                                                         ----------------------------  ---------------------------
                                                             1996           1995           1996           1995
                                                         ------------    -----------   ------------    -----------
Weighted average common shares
issued and outstanding . . . . . . . . . . . . .           12,519,000      9,213,300     12,438,400      9,029,400

Common stock equivalents:
Warrants and stock options . . . . . . . . . . .              877,900        914,700        844,400        875,500
                                                         ------------   ------------   ------------   ------------
                                                           13,396,900     10,128,000     13,282,800      9,904,900
                                                         ------------   ------------   ------------   ------------
                                                         ------------   ------------   ------------   ------------
Net income . . . . . . . . . . . . . . . . . . .         $  2,789,100    $ 1,900,700   $  8,428,300    $ 4,749,000
                                                         ------------   ------------   ------------   ------------
                                                         ------------   ------------   ------------   ------------
Net income per share . . . . . . . . . . . . . .         $       0.21    $      0.19   $       0.63    $      0.48
                                                         ------------   ------------   ------------   ------------
                                                         ------------   ------------   ------------   ------------

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Net income per share is computed by using the weighted average number of common shares and equivalents assumed to be outstanding during the periods.